Exhibit 99.1

BUNKER HILL ANNOUNCES CHANGES TO ITS FINANCE TEAM AS PART OF

CONCENTRATING ITS EXECUTIVE LEADERSHIP TEAM WITHIN THE USA

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA, March 10, 2026 — Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V: BNKR | OTCQB: BHLL), on track to restart operations in the first half of 2026, announces its intention to hire a US-based Chief Financial Officer (“CFO”) to concentrate its executive team within the USA, ensuring optimal alignment with its US-focused corporate strategy.

Gerbrand Van Heerden has resigned from his position as CFO and Corporate Secretary, effective March 10, to return home to Southern Africa and pursue mining opportunities there. He has been replaced by Bradley Barnett, a US Citizen, as Interim CFO and Corporate Secretary, effective immediately. At the same time, the Company is starting a formal search to retain a US-based CFO. The Company also announces the promotion of Mark McBride to Vice President, Finance (“VP Finance”), effective immediately.

“Gerbrand has done a superb job at Bunker Hill, helping to strengthen our balance sheet, building robust financial systems capable of supporting our transition into an operating mining company and ensuring the restart of operations in the first half of 2026. As the Company seeks to have its team located in the USA, it became clear that a transition was the best path for both Gerbrand and the Company and we wish him well in his next endeavors,” says Richard Williams, Executive Chairman.

“We welcome back Bradley Barnett as Interim CFO and Corporate Secretary. Respected as one of the founding members of the new, ex-Barrick management team that took up the Bunker Hill turnaround challenge in 2020. As a seasoned, hard-charging executive, well known to our team and completely familiar with the realities of US commercial, government, and capital markets, he is very well placed to support our ramp-up to commercial production, positive cash flow, and growth thereafter. I also wish to take this opportunity to congratulate the tenacious and diligent Mark McBride on his well-deserved promotion to VP Finance publicly.”

Mr. Barnett brings more than 30 years of international business experience, including over 15 years in the global mining sector with leadership roles spanning finance, operations, sustainability, and project development across North America, South America, Africa and Asia. He previously served as Vice President of Sustainability at Bunker Hill Mining, where he played a key role in establishing the Company’s landmark relationship with the United States Environmental Protection Agency, which contributed to the restructuring of historical environmental liability terms, unlocking the restart opportunity.

Mr. Barnett has held senior leadership positions across the mining industry, including CEO, CFO, and Managing Director roles, and previously served as a Managing Director at Barrick Gold, responsible for creating value from its large portfolio of closed mine sites. He has also served as Chief Financial Officer of Afghan Gold & Minerals Corp. and Central Asian Resources, US-Afghan joint ventures that helped restart the mining industry in Afghanistan at a very challenging time for that country.

Mr. Barnett holds a bachelor’s degree in economics from the University of California, Riverside. He will be included as a candidate in the search process to secure a long-term, US-based CFO for Bunker Hill.

LIFE OFFERING CLOSING CLARIFICATION

Further to the Company’s press releases dated March 5, 2026, and March 6, 2026, the Company wishes to clarify certain matters in connection with the Company’s recently completed LIFE offering (the “LIFE Offering”). The Company issued an aggregate of 159,735,000 LIFE units (on a pre-consolidated basis) in connection with the Company’s recently completed LIFE offering consisting of (i) 150,808,332 LIFE Units issued under the brokered portion of the LIFE Offering (the “Brokered Offering”), and (ii) 8,926,668 LIFE Units issued under the non-brokered portion of the LIFE Offering (the “Non-Brokered Offering”, and together with the Brokered Offering, the “Offering”).

Each LIFE Unit consists of one share of common stock of the Company (a “Common Share”) and one common share purchase warrant of the Company (a “Warrant”). Following the reverse stock split, effective as March 6, 2026, each 35 Warrants entitles the holder thereof to purchase one additional Common Share at a post-consolidated exercise price of $10.50 for a period of 36 months from issuance.

In connection with the Brokered Offering, the Company issued 8,773,833 compensation options (the “Compensation Options”) (on a pre-consolidated basis) to the Agents (as described in the March 5, 2026, press release) and 265,667 Compensation Options to ZED Financial Partners. Each 35 Compensation Options entitles the holder thereof to purchase one additional Common Share at a post-consolidated exercise price of $6.30 for a period of 24 months from issuance.

Under the Offering and on a post-consolidated basis, the Company may issue up to 4,563,857 Common Shares, up to an additional 2,281,928 Common Shares upon exercise of the Warrants, and up to 258,272 Common Shares upon exercise of the Compensation Options, subject to rounding.

ABOUT BUNKER HILL MINING CORP.

Bunker Hill is an American mineral exploration and development company focused on revitalizing our historic mining asset: the renowned zinc, lead, and silver deposit in Northern Idaho’s prolific Coeur d’Alene mining district (the “Bunker Hill Mine”). This strategic initiative aims to breathe new life into a once-productive mine, leveraging modern exploration techniques and sustainable development practices to unlock the potential of this mineral-rich property. Bunker Hill Mining Corp. aims to maximize shareholder value by restarting profitable and sustainable mining operations in H1 2026, ramping up to commercial production thereafter and reinvesting its operating cash flow in ways that expand both the quantity and quality of the mine’s Resources and Reserves. Information about the Company is available on its website, www.bunkerhillmining.com, or on the SEDAR+ and EDGAR databases.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding the Company’s intention to hire a US-based CFO, the Company’s ability to secure sufficient project financing to complete the construction of the Bunker Hill Mine and move it to commercial production in a manner that maximizes shareholder value.

Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to receive sufficient project financing for the construction of the Bunker Hill Mine on an acceptable timeline, on acceptable terms, or at all; our ability to service our existing debt and meet the payment obligations thereunder; further drilling and geotechnical work supporting the planned restart and operations at the Bunker Hill Mine; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the SEC and with applicable Canadian securities regulatory authorities, and the following: Bunker Hill’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; the fluctuating price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; further geotechnical work not supporting the continued development of the Bunker Hill Mine or the results described herein; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to raise sufficient project financing, on acceptable terms or at all, to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; the Company requiring additional capital expenditures than anticipated, resulting in delays in the expected restart timeline; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives, or whether and when the Company will achieve its operational and construction targets. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).